SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2003

VARCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13309 (Commission File Number)	76-0252850 (I.R.S. Employer Identification No.)

2000 W. Sam Houston Parkway South,

Suite 1700

Houston, Texas 77042

(Address of principal executive offices and zip code)

(281) 953-2200

(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure

The following tables set forth:

(1)	Revenue and operating profit (excluding merger, transaction and litigation costs) of each business segment of Varco International, Inc. (the “Company”) for all quarterly periods in the years ended December 31, 2002 and 2001. The quarterly results have been restated to reflect recognition of revenue on bill and hold transactions upon shipment of the related product, rather than prior thereto, as discussed in Footnote 14 to the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002 (filed with the SEC on May 21, 2003).

(2)	Reconciliations of certain restated non-GAAP financial information for the Company to the most directly comparable restated GAAP financial information for the Company for all quarterly periods in the years ended December 31, 2002 and 2001, including:

•	a reconciliation of restated operating profit excluding merger, transaction and litigation costs to restated operating profit;

•	a reconciliation of restated net income excluding merger, transaction and litigation costs to restated net income; and

•	a reconciliation of restated dilutive earnings per share excluding merger, transaction and litigation costs to restated dilutive earnings per share.

Varco International, Inc.

Revenue and Operating Profit By Business Segment

By Quarter for the Years ended December 31, 2002 & 2001

(Unaudited)

(in thousands)

	2002					2001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Revenue	(restated)	(restated)	(restated)	(restated)		(restated)	(restated)	(restated)	(restated)
Drilling Equipment Sales	$110,276	$133,440	$120,344	$122,635	$486,695	$68,099	$92,372	$101,689	$133,390	$395,550
Tubular Services	75,039	76,394	91,339	113,194	355,966	88,968	87,835	89,332	86,489	352,624
Drilling Services	71,252	66,419	69,525	71,421	278,617	76,366	78,686	83,479	75,740	314,271
Coiled Tubing & Wireline Products	54,001	59,800	52,731	47,254	213,786	40,924	47,796	53,156	63,488	205,364

Total	$310,568	$336,053	$333,939	$354,504	$1,335,064	$274,357	$306,689	$327,656	$359,107	$1,267,809

Operating Profit (1)
Drilling Equipment Sales	$14,647	$20,881	$19,094	$17,008	$71,630	$2,858	$11,165	$9,445	$15,694	$39,162
Tubular Services	10,448	11,040	15,304	17,613	54,405	18,353	17,200	17,466	14,721	67,740
Drilling Services	15,137	11,652	11,626	12,061	50,476	18,200	16,958	19,146	16,198	70,502
Coiled Tubing & Wireline Products	9,967	12,124	9,187	8,177	39,455	8,983	10,948	12,250	12,721	44,902
Other	(11,474)	(12,769)	(14,148)	(15,023)	(53,414)	(11,808)	(12,561)	(11,865)	(11,446)	(47,680)

Total	$38,725	$42,928	$41,063	$39,836	$162,552	$36,586	$43,710	$46,442	$47,888	$174,626

Merger, transaction and litigation costs excluded from operating profit	$2,829	—	$2,369	$1,289	$6,487	—	$16,500	—	—	$16,500

(1)  Excludes merger, transaction and litigation costs. Varco believes that reporting operating profit excluding merger, transaction and litigation costs provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. Varco has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

Varco International, Inc.

Impact of Excluding Merger, Transaction and Litigation Costs

Restated Operating Profit, Net Income & EPS

By Quarter for the Years ended December 31, 2002 & 2001

(Unaudited)

(in thousands)

	First Quarter 2002			Second Quarter 2002			Third Quarter 2002			Fourth Quarter 2002
	Operating Profit	Net Income	Dilutive EPS	Operating Profit	Net Income	Dilutive EPS	Operating Profit	Net Income	Dilutive EPS	Operating Profit	Net Income	Dilutive EPS

Restated	$35,896	$17,287	$0.18	$42,928	$21,063	$0.22	$38,694	$20,052	$0.21	$38,547	$21,405	$0.22
Add back:
Merger, Transaction & Litigation Costs	2,829	1,839	0.02	—	—	—	2,369	1,516	0.02	1,289	862	0.01

Results Excluding Merger, Transaction & Litigation Costs (1)	$38,725	$19,126	$0.20	$42,928	$21,063	$0.22	$41,063	$21,568	$0.22	$39,836	$22,267	$0.23

	First Quarter 2001			Second Quarter 2001			Third Quarter 2001			Fourth Quarter 2001
	Operating Profit	Net Income	Dilutive EPS	Operating Profit	Net Income	Dilutive EPS	Operating Profit	Net Income	Dilutive EPS	Operating Profit	Net Income	Dilutive EPS

Restated	$36,586	$19,089	$0.20	$27,210	$12,573	$0.13	$46,442	$24,968	$0.26	$47,888	$26,338	$0.27
Add back:
Merger, Transaction & Litigation Costs	—	—	—	16,500	10,725	0.11	—	—	—	—	—	—

Results Excluding Merger, Transaction & Litigation Costs (1)	$36,586	$19,089	$0.20	$43,710	$23,298	$0.24	$46,442	$24,968	$0.26	$47,888	$26,338	$0.27

(1)  Varco believes that reporting operating profit, net income and dilutive EPS excluding merger, transaction and litigation costs provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. Varco has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

Pursuant to Securities and Exchange Commission Release No. 33-8216, the Company is furnishing this information under Items 9 and 12 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARCO INTERNATIONAL, INC.

Date: June 13, 2003	By:	/s/ Clay C. Williams
	Name:	Clay C. Williams
	Title:	Vice President and Chief Financial Officer